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                                                                   EXHIBIT 10.15


                      GROUND SEGMENT PROCUREMENT CONTRACT

                 This Ground Segment Procurement Contract (the "Contract") is entered into this 15th day of October 1996, between ORBCOMM INTERNATIONAL PARTNERS, L.P. ("ORBCOMM"), whose principal place of business is 21700 Atlantic Boulevard, Dulles, Virginia, 20166, USA, and EUROPEAN COMPANY FOR MOBILE COMMUNICATOR SERVICES, B.V., ORBCOMM EUROPE ("Licensee"), whose principal place of business is ___________________________________________________.

                 WHEREAS, Orbital Communications Corporation ("OCC") and Teleglobe Mobile Partners ("Teleglobe Mobile"), through ORBCOMM Global, L.P. ("ORBCOMM Global"), plan to design, develop, construct and operate a satellite-based, low-Earth orbit message and data communications and position determination system (the "ORBCOMM System") that is identified by the International Telecommunications Union as "LEOTELCOM 1";

                 WHEREAS, the initial two satellites for the ORBCOMM System were launched in April 1995 and are currently commercially available in the United States for the non real-time transmission of short messages and data;

                 WHEREAS, ORBCOMM Global plans to market satellite-based, two-way message and data communication and position determination services using the ORBCOMM System (the "ORBCOMM Services") in the United States through ORBCOMM USA, L.P. ("ORBCOMM USA") and elsewhere in the world through ORBCOMM;

                 WHEREAS, ORBCOMM and Licensee are concurrently herewith executing an agreement pursuant to which, subject to certain terms and conditions, ORBCOMM authorizes Licensee to access the satellites in the ORBCOMM System and to use certain other related assets for purposes of Licensee offering on an exclusive basis ORBCOMM Services using the ORBCOMM System in the Territory; and

                 WHEREAS, ORBCOMM and Licensee are concurrently herewith executing a software license agreement pursuant to which, among other things, Licensee will be authorized to use, on the terms and conditions specified therein, certain software needed to use and operate the ground segment hardware to be procured pursuant to this Contract.

                 NOW, THEREFORE, the parties agree as follows:


SECTION 1 - DEFINED TERMS

         "AAA" shall have the meaning assigned thereto in Section 10(a).

         "Effective Date" shall mean the date of the execution of this Contract.


-------------------
         [CONFIDENTIAL TREATMENT] means that certain confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.

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         "Gateway Acceptance Test" shall have the meaning assigned thereto in
Section 2(d)(ii).

         "Gateway Acceptance Test Certificate" shall have the meaning assigned thereto in Section 4(b).

         "Gateway Facilities and Environmental Specifications" shall have the meaning assigned thereto in Section 2(c)(ii).

         "Gateway Implementation Plan" shall have the meaning assigned thereto in Section 2(c)(iv).

         "Gateway Product Specifications" shall mean the functional specifications of the Ground Segment Hardware, a copy of which is attached as Attachment 4 hereto.

         "Governmental Authority" shall mean any European, regional, country, federal, state, local or other governmental agency or authority.

         "Ground Segment Hardware" shall have the meaning assigned thereto in
Section 2(b)(i).

         "Initial Purchase" shall have the meaning assigned thereto in Section 2(b)(i).

         "Licensee System" shall have the meaning assigned thereto in the Service License Agreement.

         "On-Site Technical Assistance Services" shall have the meaning assigned thereto in Section 8(a).

         "ORBCOMM Gateway" shall mean the facilities consisting of dual-antenna, redundant gateway Earth stations ("GESs"), computers, displays, control consoles, communications equipment and other hardware that transport and control the flow of data and message communications and other information for the ORBCOMM System. An ORBCOMM Gateway shall be deemed to include one GES and may be expanded through the addition of supplemental GESs.

         "ORBCOMM Gateway Software License Agreement" shall mean the ORBCOMM Gateway Software License Agreement dated October 15, 1996 between ORBCOMM and Licensee.

         "Other Services" shall have the meaning assigned thereto in Section 8.

         "Permits" shall mean approvals, licenses, authorizations and permits.

         "Provisioning Services" shall have the meaning assigned thereto in the ORBCOMM Gateway Software License Agreement.





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         "Point-of-Entry" shall have the meaning assigned thereto in Section
5(a).

         "Related Services" shall have the meaning assigned thereto in Section 2(b)(i).

         "Satellites" shall mean any of the low-Earth orbit satellites comprising the constellation portion of the ORBCOMM System

         "Satellite Usage Fees" shall have the meaning assigned in the Service License Agreement.

         "Service License Agreement" shall mean the Service License Agreement dated October 15, 1996 by and between ORBCOMM and Licensee.

         "Successful Launch" shall have the meaning assigned thereto in the Service License Agreement.

         "Supplemental GES Acceptance Test" shall have the meaning assigned thereto in Section 2(d)(ii).

         "Supplemental GES Acceptance Test Certificate" shall have the meaning assigned thereto in Section 4(b).

         "System Available Date" shall have the meaning assigned thereto in the Service License Agreement.

         "Telephonic Support Services" shall have the meaning assigned therein in Section 8(b).

         "Territory" shall have the meaning assigned thereto in the Service License Agreement.

         "Warranty Period" shall have the meaning assigned thereto in Section 6(a).


SECTION 2 - PURCHASE OF GROUND SEGMENT HARDWARE

         (a) Ground Segment Design. To the fullest extent permitted by law, the parties to this Contract acknowledge and agree that the hardware and software that comprise the ORBCOMM Gateway are a collection of custom-developed hardware and software or customized adaptations of commercially available hardware and software that have been configured for the ORBCOMM System messaging application and have been designed to ensure that more than one licensee can use the ORBCOMM System to provide ORBCOMM Services. To the fullest extent permitted by law, the parties further acknowledge and agree that
(i) it is critical that licensee systems not interfere with each other and (ii) to ensure that mutually compatible operations can take place, it is essential that, on the terms and conditions set forth herein, (A) Licensee purchase from ORBCOMM, the ORBCOMM Gateway hardware specified herein to be used in the Territory and (B) such ORBCOMM Gateway hardware be installed, integrated and tested by ORBCOMM.





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         (b)     Purchase and Sale of ORBCOMM Gateway Hardware and Related
Services. (i) In accordance with the terms and conditions specified herein, Licensee is procuring for the Territory, either directly or through a wholly owned subsidiary, the ORBCOMM Gateway hardware described in Attachment 1 to this Contract (the "Ground Segment Hardware"), which ORBCOMM Gateway shall incorporate at least [CONFIDENTIAL TREATMENT] GESs (the "Initial Purchase"). In connection with the purchase of the Ground Segment Hardware, Licensee shall procure the related construction, installation, integration, test and training services necessary to construct, install and operate the Ground Segment Hardware in the Territory as more fully described in Attachment 2 to this Contract (the "Related Services").

         (ii) (A) The order for the Initial Purchase is deemed placed and accepted pursuant to this Contract on the Effective Date.

         (B) The parties further agree that with the consent of ORBCOMM, which consent shall not be unreasonably withheld, supplemental GESs to the ORBCOMM Gateway for the Territory after the Initial Purchase may be shared between Licensee and another ORBCOMM System service licensee if Licensee contracts with such another ORBCOMM System service licensee to share the use of such other service licensee's GESs. ORBCOMM shall be entitled to perform any and all tests it deems, in its reasonable opinion, to be necessary or appropriate to ensure the proper functioning and operation of the shared ground segment hardware. Licensee shall immediately notify ORBCOMM of the occurrence of an event of default or an event that with the giving of notice or lapse of time, or both, would result in an event of default under such agreement or the receipt of a notice of termination under such agreement. If such agreement is terminated, within 30 days of such termination, Licensee shall (x) place an order with ORBCOMM for the purchase of the necessary Ground Segment Hardware or
(y) enter into a contract with another ORBCOMM System service licensee to share use of such service licensee's GES but only if the terms and conditions set forth in this Section are otherwise satisfied. A copy of any such contract, with a certified translation into English, if necessary, shall be provided to ORBCOMM.

         (c)     Additional Licensee Responsibilities.  Licensee shall:

                 (i) Consult with ORBCOMM on the location of the ORBCOMM Gateway including all the GESs to ensure technical compatibility with the ORBCOMM network plan and locate the GESs such that ORBCOMM Services may be provided in all parts of the Territory consistent with the objective of maximizing ORBCOMM Service availability to Subscribers, provided that the actual level of such service shall be within Licensee's reasonable business judgment; and provided further that the first GES in the Initial Purchase shall be located at Fucino; and provided further, that so long as Licensee complies with the terms of this Section 2(c), Licensee shall be entitled to select the location of all GESs in the License System;





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                 (ii)     Make available for use, within six months of placing
         any order for the Ground Segment Hardware and the Related Services, the land, buildings, utilities and facilities consistent with the specifications set forth in Attachment 3A (the "Gateway Facilities and Environmental Specifications") and shall provide the services set forth in Attachment 3B;

                 (iii) Be responsible and arrange for import of the Ground Segment Hardware into the country or countries of destination, in connection therewith, obtain all necessary Permits from all applicable Governmental Authorities needed for the import of the Ground Segment Hardware into the country or countries of destination, pay all insurance costs and expenses incurred by ORBCOMM to insure the Ground Segment Hardware from the Point-of-Entry through delivery of the Gateway Acceptance Test Certificate or the Supplemental GES Acceptance Test Certificate, as the case may be, and arrange and pay for all transportation costs and expenses for the Ground Segment Hardware from the Point-of-Entry to the installation site;

                 (iv) Within 90 days of the Effective Date, negotiate in good faith with ORBCOMM and comply with the terms and conditions of a mutually agreed plan for the implementation, including installation and test, of the Licensee System including the ORBCOMM Gateway (the "Gateway Implementation Plan");

                 (v) Pay any and all import or customs duties, fees, taxes or other amounts imposed by any Governmental Authority in the Territory applicable to the purchase of any portion of the Ground Segment Hardware; and

                 (vi) Comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder.

         (d)     ORBCOMM Responsibilities.  ORBCOMM shall:

                 (i) Consult with Licensee on the location of the ORBCOMM Gateway including all the GESs to ensure technical compatibility with the ORBCOMM network plan;

                 (ii) Have provided to Licensee on or about October 1, 1996 the Gateway Product Specifications, and shall provide Licensee with the acceptance test procedures 60 days prior to the date of the Gateway Acceptance Test as specified in the Gateway Implementation Plan (which test procedures shall be subject to the approval of Licensee, which approval shall not be unreasonably withheld) for (A) performing an acceptance test designed to ensure and certify that the ORBCOMM Gateway meets the requirements of the Gateway Product Specifications, which Specifications shall require that all the software provided pursuant to the ORBCOMM Gateway Software License Agreement





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         work on an integrated basis as a system with the Ground Segment
         Hardware provided hereunder (the "Gateway Acceptance Test") and (B) performing an acceptance test of supplemental GESs added after the initial Gateway Acceptance Test (the "Supplemental GES Acceptance Test");

                 (iii) On the terms and conditions set forth herein, provide the Ground Segment Hardware, perform the Related Services and perform the Gateway Acceptance Test, to the extent required, perform Supplemental GES Acceptance Tests, and at the time of the shipment of the first GES in the Initial Purchase, provide Licensee with a list of recommended spare parts inventory for the Ground Segment Hardware;

                 (iv) Within 90 days of the Effective Date, negotiate in good faith with Licensee and comply with the terms and conditions of the Gateway Implementation Plan;

                 (v) Provide Licensee, in accordance with the Gateway Implementation Plan, written operating and maintenance manuals for the ORBCOMM Gateway to be located in the Territory;

                 (vi) Comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder;

                 (vii) Obtain (A) all necessary Permits from all applicable Governmental Authorities needed for the export of the Ground Segment Hardware from the United States of America (or from such other country where the hardware is manufactured or sold) to the country or countries of destination and, to the extent necessary, the rendering of the Related Services or the Other Services in such country or countries and (B) all necessary visas and work permits for its personnel who will be traveling to such country or countries to perform any of the Related Services or Other Services; provided, however, that at ORBCOMM's request, Licensee shall assist ORBCOMM in obtaining such visas and work permits from the appropriate Governmental Authorities located in the Territory;

                 (viii) On transfer of title to the Ground Segment Hardware, provide Licensee with good and marketable title to such Ground Segment Hardware, free and clear of and from all claims, liens, charges or encumbrances of any kind arising by or through ORBCOMM; and

                 (ix) Provide Licensee with a written breakdown of prices charged for the Ground Segment Hardware and Related Services, in a form suitable for the determination of import duties and other taxes, if any, no later than one month after the orders by Licensee for such Ground Segment Hardware have been received by ORBCOMM, provided that such written breakdown shall be provided to and used by Licensee only for the purpose set forth in this Section 2(d)(ix).





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SECTION 3 - CONSIDERATION AND PAYMENT TERMS

         (a) Consideration. In consideration of ORBCOMM selling to Licensee the Ground Segment Hardware and the Related Services, Licensee agrees to pay the following amounts to ORBCOMM:

                 (i) For the Initial Purchase, consisting of the Ground Segment Hardware and the Related Services for the ORBCOMM Gateway incorporating [CONFIDENTIAL TREATMENT] GES, [CONFIDENTIAL TREATMENT] and for the [CONFIDENTIAL TREATMENT] GES and associated Related Services comprising the Initial Purchase, [CONFIDENTIAL TREATMENT]; and

                 (ii) For each supplemental GES and associated Related Services, [CONFIDENTIAL TREATMENT].

         The prices set forth above shall remain in effect for orders placed on or before [CONFIDENTIAL TREATMENT]. For any orders placed during [CONFIDENTIAL TREATMENT], the prices set forth above shall be adjusted by an amount that is [CONFIDENTIAL TREATMENT], provided, however, that any increase shall not be more than [CONFIDENTIAL TREATMENT] percent. For orders placed after [CONFIDENTIAL TREATMENT], to the fullest extent provided by law, ORBCOMM reserves the right to set such prices as it deems appropriate so long as such prices are [CONFIDENTIAL TREATMENT] with similar terms and conditions. Any and all import or customs duties, fees, taxes or other amounts imposed by any Governmental Authority in the Territory applicable to the purchase of the Ground Segment Hardware shall be paid by Licensee and shall be in addition to the amounts set forth above.

         (b) Payment Terms. (i) Subject to the terms and conditions specified in Section 5(b), for the [CONFIDENTIAL TREATMENT] GES in the Initial Purchase, Licensee shall pay to ORBCOMM (A) [CONFIDENTIAL TREATMENT] percent of the applicable price specified in Section 3(a)(i), at the time [CONFIDENTIAL TREATMENT], (B) [CONFIDENTIAL TREATMENT] percent upon receipt by Licensee of [CONFIDENTIAL TREATMENT], and (C) [CONFIDENTIAL TREATMENT] percent on delivery of the [CONFIDENTIAL TREATMENT]; provided, however, that in the event it is not possible to complete [CONFIDENTIAL TREATMENT] as a result of the [CONFIDENTIAL TREATMENT], the amount of the final payment shall be due and payable;

         (ii) For the [CONFIDENTIAL TREATMENT] GES in the Initial Purchase, Licensee shall pay to ORBCOMM (A) [CONFIDENTIAL TREATMENT] percent of the applicable price specified in Section 3(a)(i), at the time [CONFIDENTIAL TREATMENT], (B) [CONFIDENTIAL TREATMENT] percent on [CONFIDENTIAL TREATMENT],
(C) [CONFIDENTIAL TREATMENT] percent on [CONFIDENTIAL TREATMENT] and (D) [CONFIDENTIAL TREATMENT] percent on the later of (x) [CONFIDENTIAL TREATMENT] and (y) [CONFIDENTIAL TREATMENT]; provided, however, that in the event it is not possible to complete [CONFIDENTIAL TREATMENT] as a result of the [CONFIDENTIAL TREATMENT], the amount of the final payment shall be due and payable.





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         (iii)   For any supplemental GES, Licensee shall pay ORBCOMM (i)
[CONFIDENTIAL TREATMENT] percent of the applicable price specified in Section 3(a)(ii) at the time [CONFIDENTIAL TREATMENT], or at the time [CONFIDENTIAL TREATMENT], (ii) [CONFIDENTIAL TREATMENT] percent upon receipt by Licensee of [CONFIDENTIAL TREATMENT], and (iii) [CONFIDENTIAL TREATMENT] percent on [CONFIDENTIAL TREATMENT]; provided, however, that in the event it is not possible to complete [CONFIDENTIAL TREATMENT] as a result of the [CONFIDENTIAL TREATMENT] the amount of the final payment shall be due and payable.

         (iv)    [CONFIDENTIAL TREATMENT]


SECTION 4 - INSPECTION AND ACCEPTANCE; TRANSFER OF TITLE

         (a) Inspection. Prior to shipment of any portion of the Ground Segment Hardware, ORBCOMM shall conduct a pre-shipment integration test that confirms that all elements of the Ground Segment Hardware to be shipped are properly integrated and work in accordance with the Gateway Product Specifications. Such pre-shipment integration test shall be performed at an integration facility or facilities and at a time specified by ORBCOMM. ORBCOMM shall provide Licensee with [CONFIDENTIAL TREATMENT] weeks notice of the time and location of such pre-shipment integration test, and Licensee shall be entitled to witness such test. On successful completion of the pre-shipment integration test, ORBCOMM shall provide Licensee with a Pre-Shipment Integration Test Certificate, the form of which shall be attached as an exhibit to the Gateway Implementation Plan.

         (b) Acceptance. The Ground Segment Hardware shall be accepted in accordance with the Gateway Acceptance Test or the Supplemental GES Acceptance Test, as the case may be. The Gateway Acceptance Test or the Supplemental GES Acceptance Test, as the case may be, shall take place at the location where the Ground Segment Hardware is to be installed and used by Licensee. The Gateway Acceptance Test or Supplemental GES Acceptance Test, as the case may be, shall be scheduled at a mutually convenient time within [CONFIDENTIAL TREATMENT] days after ORBCOMM notifies Licensee that installation of Ground Segment Hardware is complete. Licensee shall satisfy itself during the Gateway Acceptance Test or Supplemental GES Acceptance Test that the Ground Segment Hardware being installed conforms to the requirements set forth in such tests. Within [CONFIDENTIAL TREATMENT] days after the Gateway Acceptance Test or Supplemental GES Acceptance Test, Licensee shall give written notice of any claim, together with supporting documentation thereof, that any Ground Segment Hardware has failed to pass any of the tests prescribed in the applicable Gateway Acceptance Test plan or Supplemental GES Acceptance Test plan. After successful completion of the Gateway Acceptance Test or Supplemental GES Acceptance Test, as the case may be, ORBCOMM and Licensee shall execute a certificate certifying that the Ground Segment Hardware for which such test was performed successfully passed the Gateway Acceptance Test (the "Gateway Acceptance Test Certificate") or the Supplemental GES Acceptance Test (the "Supplemental GES Acceptance Test Certificate"), as the case may be, provided that ORBCOMM and Licensee may identify non-material deficiencies in the Ground Segment Hardware that will be placed on a mutually agreed





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punch list, the completion of which shall not affect delivery, acceptance, payment or transfer of title for such Ground Segment Hardware; [CONFIDENTIAL TREATMENT]. If Licensee (i) fails to participate in the Gateway Acceptance Test or Supplemental GES Acceptance Test, (ii) fails to notify ORBCOMM as required by this Section 4(b), or (iii) uses the Ground Segment Hardware for any purposes other than testing in connection with the acceptance testing process set forth herein, Licensee agrees that it shall be deemed to have executed the Gateway Acceptance Test Certificate or the Supplemental GES Acceptance Test Certificate, as the case may be.

         (c) Transfer of Title and Risk of Loss. Title to the Ground Segment Hardware delivered hereunder shall pass to Licensee on delivery of the Gateway Acceptance Test Certificate or the Supplemental GES Acceptance Test Certificate, as the case maybe, and receipt of final payment for such Ground Segment Hardware. Risk of loss with respect to the Ground Segment Hardware delivered hereunder shall pass to Licensee on delivery of the Gateway Acceptance Test Certificate or the Supplemental GES Acceptance Test Certificate, as the case maybe.

SECTION 5 - DELIVERY

         (a) Delivery. ORBCOMM shall transport the Ground Segment Hardware CIP to a major seaport, airport or such other location in the Territory for delivery as the parties may mutually agree on (the "Point-of-Entry"). As specified in Sections 2(c)(iii) and (v), Licensee as importer of the Ground Segment Hardware shall effect customs clearance and pay all fees, import duties, tariffs and taxes associated therewith. Any demurrage arising from customs clearance shall be to the account of Licensee. Licensee shall accept delivery of the Ground Segment Hardware on unloading, before it clears customs, at the Point-of-Entry. Licensee shall arrange and pay for the transport of the Ground Segment Hardware from the Point-of-Entry to the installation site(s)..





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         (b)     Schedule for Delivery.  The schedule for delivery of the
Ground Segment Hardware by ORBCOMM shall be established in the Gateway Implementation Plan, provided that the ORBCOMM Gateway incorporating [CONFIDENTIAL TREATMENT] GES shall be installed in the Territory and accepted by [CONFIDENTIAL TREATMENT] and the [CONFIDENTIAL TREATMENT] GES comprising the Initial Purchase shall be installed in the Territory and accepted within [CONFIDENTIAL TREATMENT] days of [CONFIDENTIAL TREATMENT] both parties hereto acknowledge and agree that to the extent ORBCOMM has used all commercially reasonable efforts to meet the schedule for installation of the Ground Segment Hardware, ORBCOMM shall not be liable for any damages or other claims caused by the failure to meet such schedule or any other changes or delays to such schedule. With respect to the Initial Purchase comprising the [CONFIDENTIAL TREATMENT] GES, the [CONFIDENTIAL TREATMENT] shall apply in the event the [CONFIDENTIAL TREATMENT] for the Initial Purchase comprising [CONFIDENTIAL TREATMENT] GES is [CONFIDENTIAL TREATMENT] provided that the dates set forth below shall be adjusted [CONFIDENTIAL TREATMENT] for each [CONFIDENTIAL TREATMENT] day [CONFIDENTIAL TREATMENT]:

                 (i) [CONFIDENTIAL TREATMENT] and thereafter is [CONFIDENTIAL TREATMENT] on or prior to [CONFIDENTIAL TREATMENT], U.S. [CONFIDENTIAL TREATMENT], provided that such [CONFIDENTIAL TREATMENT] accordingly if the [CONFIDENTIAL TREATMENT] is [CONFIDENTIAL TREATMENT] during such period;

                 (ii) [CONFIDENTIAL TREATMENT] and thereafter is [CONFIDENTIAL TREATMENT] on or prior to [CONFIDENTIAL TREATMENT], an additional U.S. [CONFIDENTIAL TREATMENT], provided that such [CONFIDENTIAL TREATMENT] accordingly if the [CONFIDENTIAL TREATMENT] during such period;

                 (iii) [CONFIDENTIAL TREATMENT] and thereafter is [CONFIDENTIAL TREATMENT] on or prior to [CONFIDENTIAL TREATMENT], an additional U.S. [CONFIDENTIAL TREATMENT], provided that such [CONFIDENTIAL TREATMENT] accordingly if the [CONFIDENTIAL TREATMENT] during such period;

                 (iv) [CONFIDENTIAL TREATMENT] and thereafter is issued on or prior to [CONFIDENTIAL TREATMENT], an additional U.S. [CONFIDENTIAL TREATMENT], provided that such [CONFIDENTIAL TREATMENT] accordingly if the [CONFIDENTIAL TREATMENT] is [CONFIDENTIAL TREATMENT] during such period;

                 (v) [CONFIDENTIAL TREATMENT] and thereafter is issued on or prior to [CONFIDENTIAL TREATMENT] an additional U.S. [CONFIDENTIAL TREATMENT], provided that such [CONFIDENTIAL TREATMENT] accordingly if the [CONFIDENTIAL TREATMENT] [CONFIDENTIAL TREATMENT] during such month, up to a maximum of [CONFIDENTIAL TREATMENT], shall be a [CONFIDENTIAL TREATMENT] as specified in [CONFIDENTIAL TREATMENT]; and

                  (vi) [CONFIDENTIAL TREATMENT]. In such event and in addition to the rights set forth in [CONFIDENTIAL TREATMENT] Licensee shall be entitled to be promptly





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
         [CONFIDENTIAL TREATMENT], in which event this Contract shall [CONFIDENTIAL TREATMENT] without further action on the.

         The parties agree that the foregoing shall be the sole and exclusive of Licensee for any.

         (c) Liens. So long as there remains any unpaid amount by Licensee to ORBCOMM hereunder, Licensee shall not permit, allow or suffer the attachment of any lien, charge or encumbrance of any kind on any of the Ground Segment Hardware and Licensee shall pay when due any assessments, levies, fees, taxes, duties or other charges against the Ground Segment Hardware.


SECTION 6 - GROUND SEGMENT HARDWARE WARRANTY

         (a) Warranty. (i) Notwithstanding delivery and acceptance by Licensee of the Ground Segment Hardware as provided in Sections 4 and 5 and subject to the warranty conditions in this Section 6, ORBCOMM hereby warrants that, for a period of [CONFIDENTIAL TREATMENT] months after the successful completion of the Gateway Acceptance Test or the Supplemental Gateway Acceptance Test, as the case may be, provided that such [CONFIDENTIAL TREATMENT] months shall be reduced day-for-day for each day any portion of the Ground Segment Hardware remains in customs at the Point-of-Entry in excess of [CONFIDENTIAL TREATMENT] calendar days (so long as such customs delay is not the result of the failure of ORBCOMM to provide the necessary customs shipment documentation) and for each day where Licensee has failed to perform its obligations hereunder (the "Warranty Period"), the Ground Segment Hardware shall be free from defects in material and workmanship and shall operate and conform in all material respects with the performance capabilities, specifications, functions and other descriptions set forth in the Gateway Product Specifications. ORBCOMM shall, at its expense, repair or replace any Ground Segment Hardware that does not conform to such warranty. ORBCOMM's obligation during the Warranty Period shall be limited to repair or replacement of any Ground Segment Hardware for which it has provided a warranty hereunder. Notice of all claimed defects must be provided in writing to ORBCOMM within the Warranty Period. ORBCOMM shall determine after inspection that the product or part was defective and if ORBCOMM determines that such product or part was not defective, ORBCOMM shall provide Licensee with prompt written notice of such determination. Any Ground Segment Hardware repaired or replaced shall be subject only to the original Warranty Period, [CONFIDENTIAL TREATMENT]. The warranty set forth herein is Licensee's exclusive remedy against ORBCOMM for any defective Ground Segment Hardware.

         (ii) The warranty set forth herein shall not extend to any portion of the Ground Segment Hardware that, upon ORBCOMM's or its subcontractors' examination is found to have been (A) mishandled, misused or subject to negligence, accident or abuse by Licensee or its officers, employees, contractors, representatives, agents or consultants (other than ORBCOMM), (B) operated or maintained contrary to ORBCOMM's specifications or instructions or otherwise used improperly, (C) tampered with or damaged as evidenced by, for example, broken seals, unauthorized modifications, damaged packaging containers and the like, (D) repaired and/or altered by anyone other than ORBCOMM or its subcontractors without ORBCOMM's prior written approval, which approval shall not be unreasonably withheld or (E) delivered to ORBCOMM not in conformance in all material respects with the notice requirements set forth herein.

         (b) Place of Repair. During the Warranty Period, ORBCOMM shall have the option to repair the defective goods on-site or, if feasible, require that the goods be returned to its or its designee's facilities, provided that all shipping and insurance costs associated with shipment of defective goods to ORBCOMM's designated repair facility shall be paid by Licensee and all shipping and insurance costs associated with return shipment of repaired goods shall be paid by ORBCOMM; and provided further, that items found not to be defective shall be returned at Licensee's expense.

         (c) Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS CONTRACT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ORBCOMM SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE GROUND SEGMENT HARDWARE, THE RELATED SERVICES OR THE OTHER SERVICES TO BE PROVIDED UNDER THIS CONTRACT. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS CONTRACT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ORBCOMM EXPRESSLY DISCLAIMS, AND LICENSEE HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES OF ORBCOMM, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO, (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE GROUND SEGMENT HARDWARE, THE RELATED SERVICES OR THE OTHER SERVICES PROVIDED BY OR THROUGH ORBCOMM UNDER THIS CONTRACT; AND (iv) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS CONTRACT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM.

         (d) Limitation of Liabilities. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE OTHER UNDER THIS CONTRACT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. In addition, in no event shall any liability of ORBCOMM exceed an amount equal to [CONFIDENTIAL TREATMENT].


SECTION 7 - GROUND SEGMENT HARDWARE CHANGES

         ORBCOMM reserves the right to change on terms that are commercially reasonable and only to the extent necessary, any of the terms, conditions and provisions of Sections 2, 3, 4, 5 or 6 that ORBCOMM deems are reasonably necessary if any applicable law in the Territory requires that (a) ORBCOMM change the design of the Ground Segment Hardware or (b) any elements of the Ground Segment Hardware be procured in the Territory.


SECTION 8 - OTHER SERVICES

         Upon the written request of Licensee, ORBCOMM shall provide to Licensee the following additional services (collectively, the "Other Services"):

                 (a) On-Site Technical Assistance Services. (i) In addition to the Related Services, ORBCOMM shall provide Licensee On-Site Technical Assistance Services in accordance with the terms of this Contract. On-Site Technical Assistance Services consist of sending ORBCOMM personnel or subcontractors to the Licensee's facilities to provide advice, assistance, training and retraining to Licensee's employees and customers. The number and technical background of the personnel, and the estimated amount of time they are to spend at Licensee's facilities, are to be mutually agreed by the parties prior to the dispatch of the ORBCOMM personnel.

                 (ii) For each On-Site Technical Assistance Service, Licensee agrees to pay to ORBCOMM U.S. [CONFIDENTIAL TREATMENT] per person per eight hour day, five day work week, including [CONFIDENTIAL TREATMENT] and all days spent [CONFIDENTIAL TREATMENT], whether [CONFIDENTIAL TREATMENT], plus [CONFIDENTIAL TREATMENT] round trip transportation costs and overtime pay at the rate of [CONFIDENTIAL TREATMENT] per hour for all hours worked over eight hours a day or over 40 hours per week. The prices set forth herein shall remain in effect for On-Site Technical Assistance Services provided on or before [CONFIDENTIAL TREATMENT].

                 (b) Telephonic Support Services. (i) ORBCOMM shall provide Licensee Telephonic Support Services (including communications made via an ORBCOMM-approved secure email system) in accordance with the terms of this Contract. Telephonic Support Services consist of telephonic technical and operational advice concerning the Licensee System including the ORBCOMM Gateway installed in the Territory; provided that Telephonic Support Service shall not include Provisioning Services, which Provisioning Services will be provided pursuant to the ORBCOMM Gateway Software License Agreement. Such advice shall be provided by a qualified engineer or technician and shall only be available between the hours of 9:00 a.m. and 5:00 p.m. United States

         Eastern Standard Time (or United States Eastern Daylight Time as applicable) on regular business days until the System Available Date and thereafter shall be available seven days a week, 24 hours a day.

                 (ii) For Telephonic Support Services, Licensee agrees to pay to ORBCOMM U.S. [CONFIDENTIAL TREATMENT] per hour or any fraction thereof. The prices set forth herein shall remain in effect for Telephonic Support Services provided on or before [CONFIDENTIAL TREATMENT].

                 (c) Payment Terms. On completion of the Other Services, ORBCOMM shall invoice Licensee for the full cost of the Other Services performed. All amounts set forth on such invoices shall be paid to ORBCOMM by Licensee within [CONFIDENTIAL TREATMENT] days of the receipt by Licensee of such invoice.


SECTION 9 - EVENTS OF DEFAULT

         (a) ORBCOMM Events of Default. This Contract may be terminated by Licensee at any time after the occurrence of any of the following events of default:

                 (i) ORBCOMM shall fail to observe or perform any of its obligations under this Contract, and, except as provided in Section 5(b)(vi) or Section 9(a)(ii), such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by ORBCOMM of written notice thereof;

                 (ii) ORBCOMM shall fail to observe or perform any of its obligations under Section 6(a) and with respect to the repair or replacement of any portion of the GES, such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by ORBCOMM of written notice thereof and in the case of the repair or replacement of any other portion of the ORBCOMM Gateway, such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by ORBCOMM of written notice thereof; or

                 (iii) Licensee shall have terminated the Service License Agreement pursuant to Section 9(b)(i) or 9(b)(iii) thereof.

         (b) Licensee Events of Default. This Contract may be terminated by ORBCOMM at any time after the occurrence of any of the following events of default:

                 (i) Licensee shall fail to pay any amount due under this Contract within [CONFIDENTIAL TREATMENT] days after receipt of notice from ORBCOMM that such amount is due;

                 (ii) Licensee shall fail to observe or perform any of its obligations under this

         Contract (other than breaches specified in Sections 9(b)(i)), and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by Licensee of written notice thereof; or

                 (iii) ORBCOMM shall have terminated the Service License Agreement pursuant to Section 9(b)(ii) thereof.

         (c) Remedies On Termination. Subject to Sections 6(c) and 6(d), termination of this Contract by the party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such party shall have by law.

         (d) Obligations After Termination. The obligations set forth in Sections 6(c), 6(d), 10, 11(e), 11(k), 11(l) and 11(o) and those obligations that relate to any amounts due and owing for any periods prior to termination or expiration of this Contract shall survive such termination or expiration.


SECTION 10 - DISPUTE RESOLUTION

         (a) Subject to the provisions of Section 11(o), in the event of a claim or controversy regarding any matter covered by this Contract, ORBCOMM and Licensee shall use all reasonable efforts to resolve such claim or controversy within 60 calendar days of receipt by either party of notice of the existence of any such claim or controversy. In the event the parties are unable to agree on the resolution of such claim or controversy within such period of time, either party may remove the claim or controversy for settlement by final and binding arbitration in New York, NY, in accordance with the then existing United States domestic rules of the American Arbitration Association ("AAA") (to the extent not modified by this Section). In the event that more than one claim or controversy arises under this Contract, such disputes may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators. Each of ORBCOMM and Licensee shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within 30 days from the date on which the other party's request for arbitration has been communicated to the first party, such appointment shall be made by the AAA. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and who have significant operational expertise in geographically distributed data communications networks. If the two appointed arbitrators fail to nominate a chairman within ten days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the AAA. In all cases, the arbitrators shall be fluent in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorney's fees incurred by the party seeking to enforce the award.

         (b) Pending a final determination by the arbitrators, if the claim or controversy concerns the payment by Licensee of any fees or amounts due hereunder (including the right to conduct an audit of such fees or amounts), ORBCOMM shall have the right to terminate Licensee's access to the ORBCOMM System unless Licensee posts a bond from a reputable bonding company covering in full the amount of the disputed payment In the event ORBCOMM elects to exercise such right and notwithstanding any determination by the arbitrators, Licensee's sole remedies for such termination by ORBCOMM shall be an extension of the term of this Contract equal to the period during which Licensee was denied access to the ORBCOMM System and in the event the arbitrators determine that Licensee did not owe ORBCOMM any fees or amounts and Licensee posted a bond as specified herein, ORBCOMM shall be obligated to [CONFIDENTIAL TREATMENT].

         (c) Except with respect to the application of Section 11(o) hereof, the rights of the parties under this Section 10 shall be the exclusive remedy with respect to any claim or controversy regarding any matter covered by this Contract.


SECTION 11 - MISCELLANEOUS

         (a) Compliance With Laws. Each of the parties shall comply in all material respects with all applicable laws, rules and regulations of any applicable Governmental Authority in the performance of its obligations hereunder. In particular, Licensee agrees to comply with all applicable laws of the United States regarding export controls, international traffic in arms regulations and foreign corrupt practices. In addition, but not in limitation of the foregoing, summaries of the current provisions of the United States Federal International Traffic in Arms Regulations and of the Prohibited Foreign Trade Practices Act are set forth in Attachment 5.

         (b) Notices. All notices given under this Contract must be in writing and sent by hand delivery, by overnight courier, by facsimile transmission (answer back received) or by international registered mail, return receipt requested and postage prepaid, to:

                 ORBCOMM:

                          ORBCOMM International Partners, L.P.
                          21700 Atlantic Boulevard
                          Dulles, VA 20166, USA.
                          Telecopy:  +1.703.406.3504
                          Attention: Senior Vice President, Engineering and Operations

                          with a copy to:

                          ORBCOMM Global, L.P.
                          21700 Atlantic Boulevard
                          Dulles, VA  20166, USA
                          Telecopy:  +1.703.404.8012
                          Attention:  Vice President and General Counsel


                    Licensee:

                          European Company for Mobile
                          Communicator Services, B.V., ORBCOMM Europe

                          -----------------------------------
                          -----------------------------------
                          -----------------------------------


or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to either Licensee or ORBCOMM shall be effective the earlier of (i) ten business days after the date of mailing by sender, or (ii) the date of actual receipt.

         (c) Successors and Assigns. This Contract shall be binding upon the parties, their successors and permitted assigns. Subject to Section 10 of the Service License Agreement, neither this Contract nor any interests or duties of Licensee hereunder may be assigned in whole or in part (by operation of law or otherwise) by Licensee without the express written consent of ORBCOMM, which consent shall not be unreasonably withheld.

         (d) Entire Agreement. This Contract and all attachments (which are hereby made part of this Contract), the Service License Agreement and the ORBCOMM Gateway Software License Agreement contain the entire understanding between Licensee and ORBCOMM and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Contract must be in writing and signed by both parties.

         (e) Governing Law and Jurisdiction. (i) The construction, interpretation and performance of this Contract, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to any provisions of this Contract. Neither party may bring any action for a claim under this Contract later than one year after the termination of this Contract; provided that claims under any provision of this Contract that survives termination of this Contract may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

         (ii)  For purposes of Section 11(o), Licensee by its execution hereof
(A) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Contract or the subject matter hereof brought by ORBCOMM and (B) hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claims that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Contract or the subject matter hereof may not be enforced in or by such court. Licensee hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York and agrees that service of process by international registered mail, return receipt requested, at the address specified in or pursuant to Section 11(b) hereof is reasonably calculated to give actual notice. Licensee agrees that at ORBCOMM's request it will appoint an agent for service of process within the State of New York.

         (f) Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Contract shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a claim or controversy and resolved in accordance with Section 10.

         (g) Waiver. It is understood and agreed that no failure or delay by either ORBCOMM or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Contract shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         (h) Severability. If any part of this Contract shall be held unenforceable, the remainder of this Contract will nevertheless remain in full force and effect.

         (i) Headings. Headings in this Contract are included for convenience of reference only and shall not constitute a part of this Contract for any other purpose.

         (j) Independent Contractors. Licensee and ORBCOMM are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Contract shall be construed as granting either party the right or authority to act as a representative, agent, employee or joint venturer of the other.

         (k) Non-Disclosure. Each of the parties to this Contract acknowledge the execution of the Mutual Non-Disclosure Agreement dated as of October 15, 1996 and each agrees to observe the provisions thereof.

         (l) English Language; Communication in English. The parties recognize and agree that while this Contract may be translated into other languages, the English language version of this Contract shall be the official version of this Contract and shall prevail if any dispute in the interpretation of this Contract between such languages arises between the parties. The parties agree that all communications, notices or any written material to be provided by ORBCOMM to Licensee or by Licensee to ORBCOMM under this Contract shall be in the English language or accompanied by an accurate and complete translation into English.

         (m) Calendar. The Gregorian calendar shall be used in calculating, invoicing and paying all amounts due under this Contract.

         (n) Payments. All payments due and payable to ORBCOMM hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by ORBCOMM in writing. In the event there is a material adverse change in the financial conditions or results of operations of Licensee, ORBCOMM shall have the right to require Licensee to make a cash deposit or to provide ORBCOMM with an irrevocable letter of credit in favor of ORBCOMM issued by a bank reasonable acceptable to ORBCOMM, provided that the amount of such case deposit or irrevocable letter of credit shall bear a reasonable relationship to amounts generally due and owing under this Contract.

         (o) Equitable Relief. Each of the parties acknowledges that the goods and services provided pursuant to this Contract are unique and recognizes and affirms that in the event of any breach of this Contract by it, money damages may not be adequate and the other party may have no adequate remedy at law. Accordingly, each of the parties agrees that the other party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other party's obligations hereunder not only by an action or actions for damages but also an action or actions for specific performance, injunctive relief and/or other equitable relief.

                 IN WITNESS WHEREOF, the parties have caused this Contract to be executed as of the day and year first above written.




                             ORBCOMM INTERNATIONAL PARTNERS, L.P.


                              By:
                                 -----------------------------------------------
                                    Name:     Andre Halley
                                    Title:    Vice President, Market Development



                             EUROPEAN COMPANY FOR MOBILE
                             COMMUNICATOR SERVICES, B.V.,
                             ORBCOMM EUROPE


                              By:
                                 -----------------------------------------------
                                  Name:
                                           -------------------------------------
                                  Title:
                                           -------------------------------------